SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 4, 2004

Aon CORPORATION

(Exact name of Registrant as Specified in Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street, Chicago, Illinois		60601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)    (b)   Not applicable.

(c)             Exhibits:

The following exhibits are furnished as part of this report:

Exhibit Number	Description of Exhibit
99.1

Consolidated Summary of Operations – Reclassified for Discontinued Operations for  (i) the quarter ended March 31, 2004, (ii) the quarters ended March 31, June 30, September 30 and December 31, 2003, 2002, 2001 and 2000 and  (iii) the years ended December 31, 2003, 2002, 2001 and 2000.

99.2

Segments-Reclassified for Discontinued Operations for  (i) the quarter ended March 31, 2004, (ii) the quarters ended March 31, June 30, September 30 and December 31, 2003, 2002, 2001 and 2000 and  (iii) the years ended December 31, 2003, 2002, 2001 and 2000.

Item 9.  Regulation FD Disclosure.

This supplemental information is being furnished to assist investors in analyzing the Company’s historical 2004, 2003, 2002, 2001 and 2000 financial information compared to the second quarter and six months 2004 presentation, which added a reinsurance brokerage runoff unit to discontinued operations.

On August 5, 2004, a Current Report on Form 8-K (the “August 5 Form 8-K”) was filed in conjunction with the release of second quarter and six months 2004 financial results that included a quarterly and full year consolidated summary of operations for the year ended December 31, 2003 and the quarter ended March 31, 2004, reclassified for discontinued operations.  This Form 8-K filing supplements the August 5 Form 8-K by adding reclassified information for each quarter as well as full years ended December 31, 2002, 2001 and 2000, and is attached as Exhibit 99.1.

The August 5 Form 8-K also included segment information reclassified for discontinued operations for each quarter and full year ended December 31, 2003 and the quarter ended March 31, 2004. This Form 8-K filing supplements the August 5 Form 8-K by adding reclassified information for each quarter as well as full years ended December 31, 2002, 2001 and 2000, and is attached as Exhibit 99.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon CORPORATION

	By:	/s/ DAVID P. BOLGER

David P. Bolger
Executive Vice President and Chief Financial Officer

Date: August 4, 2004

EXHIBIT INDEX

The following is a list of the exhibits furnished with this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit

99.1

Consolidated Summary of Operations – Reclassified for Discontinued Operations for  (i) the quarter ended March 31, 2004, (ii) the quarters ended March 31, June 30, September 30 and December 31, 2003, 2002, 2001 and 2000 and  (iii) the years ended December 31, 2003, 2002, 2001 and 2000.

99.2

Segments-Reclassified for Discontinued Operations for  (i) the quarter ended March 31, 2004, (ii) the quarters ended March 31, June 30, September 30 and December 31, 2003, 2002, 2001 and 2000 and  (iii) the years ended December 31, 2003, 2002, 2001 and 2000.